Exhibit 10.11

April 15, 2009

MDwerks, Inc.
Attention: David Barnes
Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442

Re:	Deferral of Principal and Interest Payments

Dear David:

Reference is made to the indebtedness evidenced by: (a) that certain First Amended and Restated Senior Secured Convertible Note dated September 28, 2007, as amended by Amendment No.1 to the First Amended and Restated Senior Secured Convertible Note dated March 1, 2008, and Amendment No.2 to the First Amended and Restated Senior Secured Convertible Note dated November 6, 2008 (as may be further amended, renewed, restated, modified or supplemented and in effect from time to time), which such note amends and restates the Senior Secured Convertible Note originally issued on October 19, 2006 (the “October Note”); and (b) that certain First Amended and Restated Senior Secured Convertible Note dated September 28, 2007, as amended by Amendment No.1 to the First Amended and Restated Senior Secured Convertible Note dated March 1, 2008, and Amendment No.2 to the First Amended and Restated Senior Secured Convertible Note dated November 6, 2008 (as may be further amended, renewed, restated, modified or supplemented and in effect from time to time), which such note amends and restates the Senior Secured Convertible Note originally issued on November 9, 2006 (the “November Note”, or together with the “October Note”, the “Notes”).  The Notes were issued by MDWerks, Inc. (“Borrower”), in favor of Vicis Capital Master Fund, as assignee of Gottbetter Capital Master Fund, Ltd. (“Lender”), each being in the original principal amount of $2,500,000 (collectively, the “Loan”) and the documents executed in connection therewith (collectively with the Notes, the “Loan Documents”).  All capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Notes.

Borrower has requested, and although it is under no obligation, Lender has agreed, to defer payment of each Installment Amount (inclusive of interest), commencing with the Installment Amount due on April 1, 2009, and ending with the Installment Amount due on January 1, 2010 (the “Deferred Amounts”). On January 1, 2010, in addition to the regular Installment Amount that is due on January 1, 2010, the Borrower shall pay all Deferred Amounts, in full, in one lump sum payment.  In no event shall the deferral contemplated by this paragraph extend beyond January 1, 2010, or modify the Borrower’s obligation to pay Installment Amounts schedule for payment before April 1, 2009 or on or after January 1, 2010.

Borrower understands and agrees that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Notes or other Loan Documents are being waived or modified by the terms of this agreement.  Furthermore, the acceptance by Lender of any future payments to the extent they do not represent full payment of all amounts then due for the Loans, including all accrued and unpaid interest, late fees, attorneys’ fees and other reimbursable expenses, shall not constitute a waiver by Lender of any default that may exist under the respective Loan Documents.  Acceptance of a partial payment shall not operate as a waiver of any rights or remedies Lender may have under the respective Loan Documents.

Borrower acknowledges and agrees that, except with regard to the deferral of certain interest and principal payments described above, all of the terms, covenants, and conditions of the Notes and respective Loan Documents are ratified, reaffirmed, and confirmed and shall continue in full force and effect.  This letter agreement is not intended to be, nor shall it be construed to be, a novation or an accord and satisfaction of any other obligation or liability of Borrower to Lender.

MDWerks, Inc.
April 16, 2009

Borrower further acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of such party as against the Lender with respect to the Loan, the Notes, the respective Loan Documents or any other aspect of the transactions contemplated thereby, or alternatively, that any such right of offset, defense, counterclaim, claim, or objection is hereby expressly waived.  In connection with the foregoing, and in consideration of Lender’s agreement hereto, by execution of this letter agreement below, Borrower, for itself and its subsidiaries, affiliates, shareholders, directors, officers, employees, attorneys, agents, predecessors, successors, and assigns (the “Releasors”), hereby jointly and severally releases, remises, and forever discharges Lender, its subsidiaries, affiliates, shareholders, directors, officers, employees, attorneys, agents, predecessors, successors, and assigns (the “Releasees”) from any and all rights, claims, demands, actions, causes of action, suits, proceedings, agreements, contracts, judgments, damages, debts, duties, liens, offsets, liabilities, or obligations, of any kind or character, including without limitation such claims and defenses as fraud, mistake, duress, and usury, whether in law or in equity, known or unknown, choate or inchoate (collectively, the “Released Claims”), which any Releasor has had, now has, or hereafter may have, arising under or in any manner relating to, whether directly or indirectly, the Loan, the Note, the respective Loan Documents, or any other aspect of the transactions contemplated thereby from the beginning of time until the date hereof. It is the express intent of Releasors and Releasees that this release and discharge be construed as broadly as possible in favor of Releasees so as to foreclose forever the assertion by any of the Releasors of any Released Claims against any of the Releasees.

If you are in agreement with the foregoing, please have this letter agreement signed by the parties below and return one copy to me, which thereupon will constitute the agreement with respect to its subject matter.

VICIS CAPITAL MASTER FUND

By:	/s/ Chris Phillips
Name: Chris Phillips
Its: Managing Director

BY EXECUTION BELOW, BORROWER ACKNOWLEDGES AND AGREES TO THE FOREGOING:

MDWERKS, INC., a Delaware corporation

By:	/s/ David M. Barnes
Name: David Barnes
Its: President

Each of the undersigned, a guarantor of Borrower’s obligations to Lender pursuant to a guaranty executed by the undersigned in favor of Lender, hereby (i) acknowledges and consents to the execution, delivery, and performance by Borrower of the foregoing letter agreement; and (ii) reaffirms and agrees that the Guaranty to which the undersigned is party and all other documents and agreements executed and delivered by either the undersigned or Borrower to Lender in connection with the indebtedness represented by the Notes are all in full force and effect, without defense, offset, or counterclaim, or alternatively, that any such right of defense, offset or counterclaim is hereby expressly waived.

MDWerks, Inc.
April 16, 2009

GUARANTORS:

XENI FINANCIAL SERVICES CORP., a Florida corporation

By:	/s/ David M. Barnes
Name:	David M. Barnes
Its: President

XENI MEDICAL BILLING, CORP., a Delaware corporation

By:	/s/ David M. Barnes
Name:	David M. Barnes
Its: President

MDWERKS GLOBAL HOLDINGS, INC., a Florida corporation

By:	/s/ David M. Barnes
Name:	David M. Barnes
Its: President

XENI MEDICAL SYSTEMS, INC., a Delaware corporation

By:	/s/ David M. Barnes
Name:	David M. Barnes
Its: President

XENI PATIENT ACCESS SOLUTIONS, INC.,
F/K/A PATIENT PAYMENT SOLUTIONS, INC., a Florida corporation

By:	/s/ David M. Barnes
Name:	David M. Barnes
Its: President